Exhibit 5.1

ONE SHELL PLAZA	ABU DHABI	HOUSTON
910 LOUISIANA	AUSTIN	LONDON
HOUSTON, TEXAS	BEIJING	MOSCOW
77002-4995	BRUSSELS	NEW YORK
TEL +1 713.229.1234 FAX +1 713.229.1522 BakerBotts.com	DALLAS DUBAI HONG KONG	PALO ALTO RIO DE JANEIRO RIYADH WASHINGTON

April 21, 2014

Patterson-UTI Energy, Inc.

450 Gears Road

Suite 500

Houston, Texas 77067

Ladies and Gentlemen:

As set forth in the Registration Statement on Form S-8 (the “Registration Statement”) to be filed by Patterson-UTI Energy, Inc., a Delaware corporation (the “Company”), with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to 9,100,000 shares (the “Shares”) of common stock, par value $0.01 per share, of the Company (the “Common Stock”), issuable pursuant to the Patterson-UTI Energy, Inc. 2014 Long-Term Incentive Plan (the “Plan”), certain legal matters in connection with the Shares are being passed upon for you by us. At your request, this opinion is being furnished to you for filing as Exhibit 5.1 to the Registration Statement.

In our capacity as your counsel in the connection referred to above, we have examined originals, or copies certified or otherwise identified, of (i) the Company’s Restated Certificate of Incorporation and Second Amended and Restated Bylaws, each as amended to date, (ii) the Plan, (iii) corporate records of the Company, as furnished to us by the Company, (iv) certificates of public officials and of representatives of the Company, (v) statutes and (vi) other instruments and documents as a basis for the opinions hereinafter expressed. In giving such opinions, we have relied upon certificates of officers of the Company and of public officials with respect to the accuracy of the factual matters contained in such certificates.

In making our examination, we have assumed, without independent investigation, that the signatures on all documents examined by us are genuine, that all documents submitted to us as originals are accurate and complete, that all documents submitted to us as copies are true and correct copies of the originals thereof and that all information submitted to us was accurate and complete. In addition, we have assumed that at or prior to the time of the delivery of any shares of Common Stock, the Registration Statement will be effective under the Securities Act. We have also assumed that the consideration received by the Company for the Shares will not be less than the par value of the Shares.

On the basis of the foregoing, and subject to the assumptions, limitations and qualifications hereinafter set forth, we are of the opinion that following due authorization of a particular award as provided in and in accordance with the Plan, the Shares issuable pursuant to such award will have been duly authorized by all necessary corporate action on the part of the Company. Upon issuance and delivery of such Shares from time to time pursuant to the terms of

Patterson-UTI Energy, Inc.	- 2 -	April 21, 2014

such award for the consideration established pursuant to the terms of the Plan and otherwise in accordance with the terms and conditions of such award, including, if applicable, the lapse of any restrictions relating thereto, the satisfaction of any performance conditions associated therewith and any requisite determinations by or pursuant to the authority of the Board of Directors of the Company or a duly constituted and acting committee thereof as provided therein, and, in the case of stock options, the exercise thereof and payment for such Shares as provided therein, such Shares will be validly issued, fully paid and nonassessable.

The opinions set forth above are limited in all respects to matters of the General Corporation Law of the State of Delaware, as in effect on the date hereof.

We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ BAKER BOTTS L.L.P.